United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2016

Date of Report (Date of earliest event reported)

LATTICE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-34249	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 N. Park Drive, Suite 500 Pennsauken, New Jersey	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01   Entry into a Material Definitive Agreement.

The disclosure contained in Item 8.01 is incorporated by reference in this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 8.01 is incorporated by reference in this Item 2.03.

Item 8.01   Other Events.

As previously disclosed by Lattice Incorporated (the “Company”), on June 26, 2015, Global Tel*Link Corporation (“GTL”) filed an arbitration claim against the Company with JAMS pursuant to a Master Services Agreement between the Company and a predecessor to GTL, dated December 31, 2008 (the “MSA”). GTL alleged that the Company breached the MSA and that the Company owes GTL approximately $2.9 million, including interest.

On April 29, 2016, the Company and GTL entered into a settlement agreement pursuant to which:

•	Lattice agreed to pay GTL $250,000 within five business days of the date of the settlement agreement;
•	Lattice issued a confession of judgment promissory note in the aggregate principal amount of $2,495,625 (the “Note”); and
•	Lattice entered into a Teaming Agreement with GTL.

The Note bears interest at the rate of 8% per year and provides a schedule of payments consisting of principal and interest through April 30, 2019. The obligations under the Note are secured by all of the Company’s assets pursuant to the terms of a Security Agreement (the “Security Agreement”). The Security Agreement provides for customary events of default.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 5, 2016

LATTICE INCORPORATED

By: /s/ Joe Noto
Name: Joe Noto
Title: Chief Financial Officer

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